Exhibit 10.1

Dated May 21, 2024
(1)    BUNGE SECURITIZATION B.V., as Seller
(2)    KONINKLIJKE BUNGE B.V., as Master Servicer and Subordinated Lender
(3)    The Conduit Purchasers party hereto
(4)    The Committed Purchasers party hereto
(5)    The Purchaser Agents party hereto
(6)    COÖPERATIEVE RABOBANK U.A., as Administrative Agent, Committed Purchaser and Purchaser Agent and on behalf of its Conduit Purchaser
(7)    BUNGE GLOBAL SA, as Performance Undertaking Provider
(8)    CRÉDIT AGRICOLE CORPORATE & INVESTMENT BANK, as Sustainability Co-ordinator

TWENTY-FIFTH AMENDMENT TO THE RECEIVABLES TRANSFER AGREEMENT

CONTENTS
Clause        Page

1.    Definitions and Interpretation    2
2.    Amendment of the Receivables Transfer Agreement    2
3.    Representations    10
4.    Continuance    10
5.    Further Assurance    10
6.    Conditions Precedent    10
7.    Notices, Etc.    10
8.    Execution in Counterparts    11
9.    Governing Law; Submission to Jurisdiction    11
10.    No Proceeding; Limited Recourse    12

THIS TWENTY-FIFTH AMENDMENT TO THE RECEIVABLES TRANSFER AGREEMENT (this “Amendment”) is dated May 21, 2024 and made among:
(1)    BUNGE SECURITIZATION B.V., a private limited liability company incorporated under the laws of the Netherlands, registered with the Dutch trade register under number 52234037, as Seller (the “Seller”);
(2)    KONINKLIJKE BUNGE B.V., a private limited liability company incorporated under the laws of the Netherlands, registered with the Dutch trade register under number 24020546, as Master Servicer (the “Master Servicer”) and Subordinated Lender (the “Subordinated Lender”);
(3)    the Conduit Purchasers party hereto (the “Conduit Purchasers”);
(4)    the Committed Purchasers party hereto (the “Committed Purchasers”);
(5)    the Purchaser Agents party hereto (the “Purchaser Agents”);
(6)    COÖPERATIEVE RABOBANK U.A. (“Rabobank”), as Administrative Agent (the “Administrative Agent”), Committed Purchaser and Purchaser Agent;
(7)    BUNGE GLOBAL SA, a corporation incorporated under the laws of Switzerland, as Performance Undertaking Provider (the “Performance Undertaking Provider”); and
(8)    CRÉDIT AGRICOLE CORPORATE & INVESTMENT BANK, as Sustainability Co-ordinator;
collectively referred to as the “Parties” and each of them a “Party”.
BACKGROUND:
(A)    This Amendment is supplemental to and amends the receivables transfer agreement dated June 1, 2011 (as amended and restated on December 18, 2023) made among the Parties to this Amendment (the “Receivables Transfer Agreement”).
(B)    Bunge Global SA has entered a merger agreement whereby Bunge Global SA will acquire all of the outstanding equity interests of Viterra Limited (together with its direct and indirect subsidiaries). The Seller, the Master Servicer, the Subordinated Lender and the Performance Undertaking Provider seek to amend the Receivables Transfer Agreement to suspend the Sustainability Performance Targets, Sustainability Progress Targets and the Sustainability Benchmark for a period of eighteen (18) months following the effectiveness of the merger and to set forth the mechanics for establishing the Sustainability Performance Targets, Sustainability Progress Targets and the Sustainability Benchmark following the end of the Suspension Period (as defined in the proposed amendment set out in Section 2 (Amendment of the Receivables Transfer Agreement) below.

(C)    The Parties have agreed to further amend the Receivables Transfer Agreement on the terms set out below.
(D)    This Amendment is a Transaction Document as defined in the Receivables Transfer Agreement.
IT IS AGREED that:
1.    DEFINITIONS AND INTERPRETATION
Unless otherwise defined herein, capitalized terms which are used herein shall have the meanings assigned to such terms in Section 1.1 (Certain defined terms) of the Receivables Transfer Agreement. The principles of interpretation set forth in Section 1.2 (Other terms) and Section 1.3 (Computation of time periods) of the Receivables Transfer Agreement shall apply to this Amendment as if fully set forth herein.
2.    AMENDMENT OF THE RECEIVABLES TRANSFER AGREEMENT
With effect from the Twenty-Fifth Amendment Effective Date (as such term is defined in Section 6 (Conditions Precedent)), the Receivables Transfer Agreement shall be amended as set forth herein.
(a)    In Section 1.1 (Definitions), the following definition of “Business Combination Agreement” shall be added in the applicable alphabetical order:
“Business Combination Agreement” means that certain Business Combination Agreement, dated 13 June 2023, by and among Viterra Limited, Bunge Global, as buyer, Danelo Limited, as a seller, CPPIB Monroe Canada, Inc., as a seller, Venus Investment Limited Partnership, as a seller and Ocarian Limited, as a seller.
(b)    In Section 1.1 (Definitions), the following definition of “Declassification Date” shall be added in the applicable alphabetical order:
“Declassification Date” has the meaning specified in Section 5.3(f) (Suspension of Sustainability Performance Targets, Sustainability Progress Targets, and Sustainability Benchmark due to Merger).
(c)    In Section 1.1 (Definitions), the definition of “Discontinued Targets” shall be amended and restated in its entirety as follows:
“Discontinued Targets” has the meaning specified in Section 5.3(g) (Changes to Sustainability Performance Targets, Sustainability Progress Targets and Sustainability Benchmark).
(d)    In Section 1.1 (Definitions), the following definition of “Group” shall be added in the applicable alphabetical order:

“Group” means Bunge Global and the Material Subsidiaries.
(e)    In Section 1.1 (Definitions), the following definition of “Post-Merger Discontinued Targets” shall be added in the applicable alphabetical order:
“Post-Merger Discontinued Targets” has the meaning specified in Section 5.3(f) (Suspension of Sustainability Performance Targets, Sustainability Progress Targets, and Sustainability Benchmark due to Merger).
(f)    In Section 1.1 (Definitions), the following definition of “Post-Merger Proposal” shall be added in the applicable alphabetical order:
“Post-Merger Proposal” has the meaning specified in Section 5.3(f) (Suspension of Sustainability Performance Targets, Sustainability Progress Targets, and Sustainability Benchmark due to Merger).
(g)    In Section 1.1 (Definitions), the following definition of “Post-Merger Varied Targets” shall be added in the applicable alphabetical order:
“Post-Merger Varied Targets” has the meaning specified in Section 5.3(f) (Suspension of Sustainability Performance Targets, Sustainability Progress Targets, and Sustainability Benchmark due to Merger).
(h)    In Section 1.1 (Definitions), the definition of “Proposal” shall be amended and restated in its entirety as follows:
“Proposal” has the meaning specified in Section 5.3(g) (Changes to Sustainability Performance Targets, Sustainability Progress Targets and Sustainability Benchmark).
(i)    In Section 1.1 (Definitions), the following definition of “Suspension End Date” shall be added in the applicable alphabetical order:
“Suspension End Date” has the meaning specified in Section 5.3(f) (Suspension of Sustainability Performance Targets, Sustainability Progress Targets, and Sustainability Benchmark due to Merger).
(j)    In Section 1.1 (Definitions), the following definition of “Suspension Period” shall be added in the applicable alphabetical order:
“Suspension Period” has the meaning specified in Section 5.3(f) (Suspension of Sustainability Performance Targets, Sustainability Progress Targets, and Sustainability Benchmark due to Merger).
(k)    In Section 1.1 (Definitions), the definition of “Variation End Date” shall be amended and restated in its entirety as follows:

“Variation End Date” has the meaning specified in Section 5.3(g) (Changes to Sustainability Performance Targets, Sustainability Progress Targets and Sustainability Benchmark).
(l)    In Section 1.1 (Definitions), the definition of “Varied Targets” shall be amended and restated in its entirety as follows:
“Varied Targets” has the meaning specified in Section 5.3(g) (Changes to Sustainability Performance Targets, Sustainability Progress Targets and Sustainability Benchmark).
(m)    In Section 1.1 (Definitions), the following definition of “Viterra” shall be added in the applicable alphabetical order:
“Viterra” means Viterra Limited (together with its direct and indirect subsidiaries).
(n)    In Section 1.1 (Definitions), the following definition of “Viterra Acquisition” shall be added in the applicable alphabetical order:
“Viterra Acquisition” means Bunge Global’s acquisition of all of the outstanding equity interests of Viterra pursuant to the Business Combination Agreement for an aggregate share consideration and cash consideration set forth in the Business Combination Agreement.
(o)    In Section 1.1 (Definitions), the following definition of “Viterra Acquisition Closing Date” shall be added in the applicable alphabetical order:
“Viterra Acquisition Closing Date” means the closing date of the Viterra Acquisition.
(p)    Section 5.3(f) (Suspension of Sustainability Performance Targets, Sustainability Progress Targets, and Sustainability Benchmark due to Merger) shall be amended and restated in its entirety as follows:
Suspension of Sustainability Performance Targets, Sustainability Progress Targets, and Sustainability Benchmark due to Merger
(i)    Commencing on the Viterra Acquisition Closing Date, the Sustainability Performance Targets, the Sustainability Progress Targets and the Sustainability Benchmark (including, but not limited to, the calculation and level of each Sustainability Performance Target and Sustainability Progress Target) shall be suspended and shall not apply for a period of 18 months (the “Suspension Period”).
(ii)    The Sustainability Margin Adjustment in effect on the Viterra Acquisition Closing Date will remain in place until the date on which the next

Sustainability Margin Adjustment becomes effective or is suspended, in each case in accordance with paragraph (iii) of Section 5.3(f) (Suspension of Sustainability Performance Targets, Sustainability Progress Targets, and Sustainability Benchmark due to Merger) (below).
(iii)    Viterra Acquisition Closing Date:
(A)    If the Viterra Acquisition Closing Date occurs on or before October 1, 2024, then the Sustainability Margin Adjustments due to occur in 2025 based on the current Sustainability Performance Targets, the Sustainability Progress Targets and the Sustainability Benchmark applicable to 2024 and all subsequent Sustainability Margin Adjustments due to occur after 2025 will be suspended and will not apply until the Suspension End Date (as defined below).
(B)    If the Viterra Acquisition Closing Date occurs on any date after October 1, 2024, (A) the Sustainability Margin Adjustments due to occur in 2025 will occur based on the current Sustainability Performance Targets, the Sustainability Progress Targets and the Sustainability Benchmark applicable to 2024, and the perimeter for the measurement of these targets will be the operational boundaries of the Group prior to the Viterra Acquisition Closing Date (excluding, for the avoidance of doubt, Viterra) and (B) the Sustainability Margin Adjustments due to occur in 2026 and all subsequent Sustainability Margin Adjustments due to occur after 2026 are suspended until the Suspension End Date (as defined below).
(iv)    At least ninety (90) days prior to the end of the Suspension Period, the Performance Undertaking Provider shall submit a proposal (the “Post-Merger Proposal”) to the Purchasers (via the Administrative Agent) setting out the changes requested by the Performance Undertaking Provider to be made to the Sustainability Performance Targets, the Sustainability Progress Targets and the Sustainability Benchmark (including, but not limited to, the calculation and level of each Sustainability Performance Target and Sustainability Progress Target) to that existing as at the date of this Agreement. The Purchasers shall consider the Post-Merger Proposal in good faith.
(v)    If by the date falling no later than ninety (90) days after the date of delivery of the Post-Merger Proposal to the Administrative Agent (the “Suspension End Date”), the Performance Undertaking Provider, the Seller, the Administrative Agent and each Committed Purchaser have agreed to certain changes to the Sustainability Benchmark, the Sustainability Progress Targets and/or any Sustainability Performance Targets (together, the “Post-Merger Varied Targets”), such changes shall take effect on and from the end of the Suspension End Date and be binding on all the Parties.
(vi)    Subject to Section 5.3(f)(iv), if by the end of the Suspension Period or the Suspension End Date (whichever is sooner) no agreement (in accordance with Section 5.3(f)(v)) has been reached on the Post-Merger Proposal (the “Declassification Date”), then:
(A)    the Facility may not be classified as “sustainability-linked” on or after the Declassification Date;
(B)    the Performance Undertaking Provider shall not (and shall ensure that no other member of the Group will) make any disclosure that references the Facility or any Investment as “sustainability-linked” at any time on or after the Declassification Date;
(C)    the suspended Sustainability Performance Targets and/or Sustainability Progress Targets (the “Post-Merger Discontinued Targets”) shall be deemed to no longer apply;
(D)    no further Sustainability Margin Adjustments shall be made in respect of the Post-Merger Discontinued Targets; and
(E)    the provisions of Section 4.2(d) (Sustainability Certificate), Section 5.3(e) (Provision and Contents of Sustainability Certificate), Section 5.3(f) (Suspension of Sustainability Performance Targets, Sustainability Progress Targets, and Sustainability Benchmark Due to Merger), Section 5.3(g) (Changes to Sustainability Performance Targets, Sustainability Progress Targets and Sustainability Benchmarks), the second proviso of the final paragraph of Section 7.1 (Facility Termination Events), Schedule 7 (Sustainability Benchmark), Schedule 8 (Sustainability Adjustments) and Exhibit F (Form of Sustainability Certificate) shall no longer apply or be operative in respect of the Post-Merger Discontinued Target.

(q)    Section 5.3 (Covenants of the Performance Undertaking Provider) is hereby amended by adding a new section 5.3(g), immediately following section 5.3(f), to read as follows:
Changes to Sustainability Performance Targets, Sustainability Progress Targets and Sustainability Benchmark
(i)    If the Performance Undertaking Provider (acting reasonably) determines that:

(A)    there have been any substantive changes applicable to the methodology or standards set out in the Sustainability Benchmark or the application of the same by the Performance Undertaking Provider due to wider industry standards or any applicable Requirement of Law; or
(B)    any change has been made in respect of wider industry standards, any applicable Requirement of Law or the portfolio of assets owned by the Performance Undertaking Provider or any of its Subsidiaries that has any substantive effect on the calculation of any Sustainability Performance Target, Sustainability Progress Target or the Sustainability Benchmark,
then the Performance Undertaking Provider shall submit a proposal (the “Proposal”) to the Purchasers (via the Administrative Agent) setting out the changes requested by the Performance Undertaking Provider to be made to the Sustainability Performance Targets, the Sustainability Progress Targets and the Sustainability Benchmark (including, but not limited to, the calculation and level of each Sustainability Performance Target and Sustainability Progress Target) to that existing as at the date of this Agreement. The Purchasers shall consider the Proposal in good faith.
(ii)    If by the date falling no later than ninety (90) days after the date of delivery of the Proposal to the Administrative Agent (the “Variation End Date”), the Performance Undertaking Provider, the Seller, the Administrative Agent and each Committed Purchaser or, solely with respect to any changes to de minimis thresholds which are not defined by industry standards, the Administrative Agent (acting on the instructions of the Sustainability Co-ordinator and the Majority Committed Purchasers as contemplated by Schedule 7 (Sustainability Benchmark)) have agreed to certain changes to the Sustainability Benchmark, the Sustainability Progress Targets and/or any Sustainability Performance Targets (together, the “Varied Targets”), such changes shall take effect (and Schedule 7 (Sustainability Benchmark) shall be deemed to be amended) on and from the Variation End Date and be binding on all the parties hereto.
(iii)    Subject to Section 5.3(g)(iv) and Section 5.3(g)(v) below, if by the Variation End Date no agreement has been reached on the Proposal, then on and from the Variation End Date:
(A)    the relevant Sustainability Performance Target and/or Sustainability Progress Target (the “Discontinued Targets”) shall be deemed to no longer apply;
(B)    no further Sustainability Margin Adjustments shall be made in respect of the Discontinued Target; and

(C)    the provisions of Section 4.2(d) (Sustainability Certificate), Section 5.3(e) (Provision and Contents of Sustainability Certificate), Section 5.3(g) (Changes to Sustainability Performance Targets, Sustainability Progress Targets and Sustainability Benchmarks), Section 5.3(f) (Suspension of Sustainability Performance Targets, Sustainability Progress Targets, and Sustainability Benchmark Due to Merger), the second proviso of the final paragraph in Section 7.1 (Facility Termination Events), Schedule 7 (Sustainability Benchmark), Schedule 8 (Sustainability Adjustments), and Exhibit F (Form of Sustainability Certificate) shall no longer apply or be operative in respect of the Discontinued Target.
(iv)    Section 5.3(g)(iii) shall not apply to a Sustainability Performance Target and/or Sustainability Progress Target if the Performance Undertaking Provider, by notification to the Administrative Agent, withdraws the Proposal in respect of that Sustainability Performance Target and/or Sustainability Progress Target (as applicable) at any time prior to the Variation End Date.
(v)    For the avoidance of doubt, the cessation of a Discontinued Target pursuant to Section 5.3(g)(iii) above shall not impact the continuation of any Varied Targets and any other Sustainability Performance Targets or Sustainability Progress Targets that were not relevant to the Proposal.
(r)    Section 11.1 (Amendments, etc.) is hereby amended and restated in its entirety as follows:
No failure on the part of the Purchaser Agents, the Conduit Purchasers, the Committed Purchasers or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No amendment or waiver of any provision of this Agreement or consent to any departure by any Transaction Party therefrom shall be effective unless in writing signed by the Administrative Agent, with the prior written consent of each Purchaser Agent (and, in the case of any amendment, also signed by the Seller, the Master Servicer and the Performance Undertaking Provider), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, notwithstanding the foregoing, the Majority Committed Purchasers may waive any Portfolio Event or Facility Termination Event; and provided, further, that (i) no amendment, waiver or consent shall increase or decrease the Commitment of any Committed Purchaser unless in writing and signed by such Committed Purchaser and the relevant Purchaser Agent, (ii) no amendment, waiver or consent shall alter the duties of any

Purchaser Agent in any material respect without the consent of such Purchaser Agent and (iii) the Performance Undertaking Provider, the Seller, the Administrative Agent and each Committed Purchaser or, solely with respect to any changes to de minimis thresholds which are not defined by industry standards, the Administrative Agent (acting on the instructions of the Sustainability Co-ordinator and the Majority Committed Purchasers as contemplated by Schedule 7 (Sustainability Benchmark)), may agree to certain changes to the Sustainability Benchmark and/or any Sustainability Performance Targets in accordance with Section 5.3(f) (Suspension of Sustainability Performance Targets, Sustainability Progress Targets, and Sustainability Benchmark due to Merger) and Section 5.3(g) (Changes to Sustainability Performance Targets, Sustainability Progress Targets and Sustainability Benchmarks). Following the occurrence of a Portfolio Event or Facility Termination Event and either (i) any waiver of such Portfolio Event or Facility Termination Event (as described above or in Section 7.1) or (ii) the failure of the Committed Purchasers to declare the Facility Termination Date where one or more Committed Purchasers have voted in favour of such declaration, any Committed Purchaser (and its related Conduit Purchaser) which voted against such waiver or in favour of the declaration of the Facility Termination Date may notify the Seller, the Master Servicer and the Administrative Agent in writing that it did not consent to such waiver and has opted for an early exit from this Facility.  If the Administrative Agent is one of the Committed Purchasers exiting the Facility, (i) one of the waiving Committed Purchasers (or its related Purchaser Agent) shall be immediately appointed as the successor Administrative Agent by the waiving Committed Purchasers (without the consent of the Seller or the Master Servicer or the necessity of satisfying any of the other requirements of Section 8.9) and (ii) all necessary steps shall be taken to transition all rights, obligations, security interests, charges, etc. to the successor Administrative Agent as a condition to such exit by the predecessor Administrative Agent. Following delivery of such notice, and for so long as the Facility Termination Date has not occurred, the Seller may draw on the non-exiting Purchasers to the extent of any unused Commitments and availability hereunder (and subject to the conditions set forth in Section 3.2) to repay the Invested Amounts of each exiting Purchaser and/or shall allocate all Collections received (after paying amounts required under Sections 2.6(e)(i)-(v)) on a non-pro rata basis to the repayment of such Committed Purchaser (and its related Conduit Purchaser), in each case, until the Invested Amount of each exiting Purchaser has been reduced to zero (instead of reinvesting such amounts) (it being understood that if there are several exiting Purchasers, the allocation of Collections shall be paid on a pro rata basis across all exiting Purchasers). In addition, the Commitment of any exiting Committed Purchaser shall be reduced to zero and no further Investments shall be made by such Committed Purchaser (or its related Conduit Purchaser). For purposes of any voting by the Purchasers during the exiting process of a Committed Purchaser, such Committed Purchaser (and its related Conduit Purchaser) shall be permitted to vote based on their then-current Invested Amount.

3.    REPRESENTATIONS
Each of the Seller, the Master Servicer and the Performance Undertaking Provider represents and warrants to the other Parties hereto that, after giving effect to this Amendment, each of its representations and warranties set forth in the Receivables Transfer Agreement, as such representations and warranties apply to such Person, is true and correct in all material respects on and as of the Twenty-Fifth Amendment Effective Date as though made on and as of such date except for representations and warranties stated to refer to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date.
4.    CONTINUANCE
The Parties hereby confirm that the provisions of the Receivables Transfer Agreement and the other Transaction Documents shall continue in full force and effect, subject only to the amendments effected thereto by this Amendment.
5.    FURTHER ASSURANCE
The Parties shall, upon request of the Administrative Agent, and at the cost of the Seller, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected by this Amendment. Each of the Parties thereto hereby ratifies and confirms each of the Transaction Documents to which it is a party.
6.    CONDITIONS PRECEDENT
This Amendment shall become effective as of 12:01 a.m. (New York City time) on May 21, 2024 upon the notice from the Administrative Agent to the Seller and Purchasers that the Administrative Agent has received, in each case in form and substance satisfactory to the Administrative Agent, the following, duly executed by all parties thereto (the “Twenty-Fifth Amendment Effective Date”); provided, that the Administrative Agent may, acting on the instructions of the Purchasers, waive any of the following conditions precedent:
(a)    this Amendment; and
(b)    the Reaffirmation of Performance Undertaking, dated as of the date hereof, made by the Performance Undertaking Provider for the benefit of the Administrative Agent.
7.    NOTICES, ETC.
All communications and notices provided for hereunder shall be provided in the manner described in Schedule 2 (Address and Notice Information) to the Receivables Transfer Agreement.

8.    EXECUTION IN COUNTERPARTS
This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic file in a format that is accessible by the recipient shall be effective as delivery of a manually executed counterpart of this Amendment.
9.    GOVERNING LAW; SUBMISSION TO JURISDICTION
(a)    This Amendment shall be governed by and construed in accordance with the law of the state of New York.
(b)    Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment. Each Party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)    TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AMENDMENT OR ANY PROVISION HEREOF.

10.    NO PROCEEDING; LIMITED RECOURSE
(a)    Each of the Parties hereto hereby agrees that (i) it will not institute against any Conduit Purchaser any proceeding of the type referred to in the definition of Event of Bankruptcy until there shall have elapsed two years plus one day since the Final Payout Date and (ii) notwithstanding anything contained herein or in any other Transaction Document to the contrary, the obligations of the Conduit Purchasers under the Transaction Documents are solely the corporate obligations of the Conduit Purchasers and shall be payable solely to the extent of funds which are received by the Conduit Purchasers pursuant to the Transaction Documents and available for such payment in accordance with the terms of the Transaction Documents and shall be non-recourse other than with respect to such available funds and, without limiting this Section 10, if ever and until such time as any Conduit Purchaser has sufficient funds to pay such obligation shall not constitute a claim against such Conduit Purchaser.
(b)    No recourse under any obligation, covenant or agreement of any Committed Purchaser or Conduit Purchaser contained in this Amendment or any other Transaction Document shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of such Committed Purchaser or Conduit Purchaser by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Amendment and the other Transaction Documents are solely a corporate obligation of such Committed Purchaser or Conduit Purchaser, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of such Committed Purchaser or Conduit Purchaser or any of them under or by reason of any of the obligations, covenants or agreements of such Committed Purchaser or Conduit Purchaser contained in this Amendment or any other Transaction Document, or implied therefrom, and that any and all personal liability for breaches by such Committed Purchaser or Conduit Purchaser of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Amendment; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.
[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written.
BUNGE SECURITIZATION B.V., as Seller
By: /s/ Sheila Razab-Sekh
Name: Sheila Razab-Sekh
Title: Proxy Holder A of Vistra B.V., in turn the sole director of Bunge Securitization B.V.
By: /s/ Jason Thimothy Duijn
Name: Jason Thimothy Duijn
Title: Proxy Holder B of Vistra B.V., in turn the sole director of Bunge Securitization B.V.

KONINKLIJKE BUNGE B.V., as Master Servicer and Subordinated Lender
By: /s/ Jeroen Kloet
Name: Jeroen Kloet
Title: Director
By: /s/ Arrie de Lange
Name: Arrie de Lange
Title: Director

BUNGE GLOBAL SA, as Performance Undertaking Provider
By: /s/ Rajat Gupta
Name: Rajat Gupta
Title: Treasurer
By: /s/ Lisa Ware-Alexander
Name: Lisa Ware-Alexander
Title: Secretary

COÖPERATIEVE RABOBANK U.A., as Administrative Agent, Committed Purchaser and Purchaser Agent
By: /s/ Huong Stive-Pham
Name: Huong Stive-Pham
Title: Director
By: /s/ Jop van der Sluis
Name: Jop van der Sluis
Title: Managing Director

NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V., as Conduit Purchaser
By: /s/ Kristina Adamovich
Name: Kristina Adamovich
Title: Proxyholder of Intertrust Management B.V.
By: /s/ Edwin van Ankeren
Name: Edwin van Ankeren
Title: Managing Director of Intertrust Management B.V.

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, as Committed Purchaser and Purchaser Agent
By: /s/ Marie-Laure Lepont
Name: Marie-Laure Lepont
Title: Authorized Signatory
By: /s/ Frédéric Mazet
Name: Frédéric Mazet
Title: Authorized Signatory

BNP PARIBAS, as Purchaser Agent
By: /s/ Gianluca Sannipoli
Name: Gianluca Sannipoli
Title: Authorized Signatory
By: /s/ Baptiste Ranjard
Name: Baptiste Ranjard
Title: Authorized Signatory

MATCHPOINT FINANCE PLC, as Committed Purchaser and Conduit Purchaser
By: /s/ Kevin Downes
Name: Kevin Downes
Title: Authorized Signatory

THE BANK OF NOVA SCOTIA, as Purchaser Agent and Committed Purchaser
By: /s/ Nick Mantas
Name: Nick Mantas
Title: Director

LIBERTY STREET FUNDING LLC, as Conduit Purchaser
By: /s/ Kevin Corrigan
Name: Kevin Corrigan
Title: Vice President

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as Purchaser Agent and Committed Purchaser
By: /s/ Maria Galvez
Name: Maria Galvez
Title: Director – Global Trade Manager
By: /s/ Armen Semizian
Name: Armen Semizian
Title: Managing Director – Credit Risk

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, as Sustainability Co-ordinator
By: /s/ Marie-Laure Lepont
Name: Marie-Laure Lepont
Title: Authorized Signatory
By: /s/ Frédéric Mazet
Name: Frédéric Mazet
Title: Authorized Signatory